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                                                                     EXHIBIT 4.1




                          TRANSTEXAS GAS CORPORATION,
                                     Issuer

                                      and

                      TRANSTEXAS TRANSMISSION CORPORATION,
                                   Guarantor


                                      and


                FIRSTAR BANK OF MINNESOTA, NATIONAL ASSOCIATION,
                             successor by merger to
                      AMERICAN BANK NATIONAL ASSOCIATION,
                                    Trustee




             ---------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 29, 1997

             ---------------------------------------------------



                                  $800,000,000
                     11 1/2% Senior Secured Notes due 2002



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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 29, 1997 (the
"First Supplemental Indenture"), is made and entered into by and among TRANSTEXAS GAS CORPORATION, a Delaware corporation (the "Company"), and TRANSTEXAS TRANSMISSION CORPORATION, a Delaware corporation ("TTC"), and FIRSTAR BANK OF MINNESOTA, NATIONAL ASSOCIATION, successor by merger to AMERICAN BANK NATIONAL ASSOCIATION (the "Trustee"), under an Indenture dated as of June 15, 1995, 1993, by and among the Company, TTC and the Trustee (the "Original Indenture"). All capitalized terms used in this First Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this First Supplemental Indenture or the context clearly requires otherwise.

         WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, subject to Section 6.8 of the Original Indenture, the Obligors, when authorized by Board Resolutions, and the Trustee may, with the written consent of the Holders of requisite percentage in aggregate principal amount of the outstanding securities first having been obtained and delivered to the Company and the Trustee, may amend or supplement the Original Indenture or the Securities or enter into an indenture or indentures supplemental to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or the Securities or of modifying in any manner the rights of the Holders under Original Indenture or the Securities; and

         WHEREAS, in response to the Company's Consent Solicitation Statement dated May 14, 1997 (the "Solicitation"), Holders of at least 66-2/3% of the aggregate principal amount of the outstanding Notes consented in writing to the adoption of the amendments to the Original Indenture that are set forth in
Article I of this First Supplemental Indenture (the "Proposed Amendments") without, as of May 28, 1997, the date on which the Company certified the receipt of such written consents to the Trustee, subsequent revocation; and

         WHEREAS, the Boards of Directors of the Obligors have adopted resolutions authorizing and approving the Proposed Amendments, and such resolutions are in full force and effect on the date hereof; and

         WHEREAS, the Company, TTC and the Trustee are executing and delivering this First Supplemental Indenture in order to effect and evidence the adoption of the Proposed Amendments;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Supplemental Indenture hereby agree as follows:

                                   ARTICLE I

                        AMENDMENTS TO ORIGINAL INDENTURE

         Section 1.01. Amendment to Section 4.14.  The first sentence of
Section 4.14 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

                       (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, unless (A) an amount equal to the Net Cash Proceeds therefrom is (i) applied to the repurchase of Notes pursuant to an Offer to Purchase and/or pursuant to a tender offer as described in clause (y) of the fifth sentence of Section 12.15(a), (ii) used to make cash payments in the ordinary course of business and consistent with past practices that are not otherwise prohibited by this Indenture, provided that the aggregate amount so used pursuant to this clause (ii) from and after the Issue Date does not exceed $50,000,000 (excluding amounts used to acquire any Capital Assets in accordance with clause (iii) below) or (iii) used to acquire Capital Assets for use in a Related Business within 180 days after the date of such Asset Sale, provided that the Company's most recent Reserve Report indicates that
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                 the Company, after giving effect to the Asset Sale and to the addition of proved reserves associated with any Exchange Assets acquired in connection with such Asset Sale, has proved reserves at least equal to 1 Tcfe of natural gas or with an SEC PV10 of at least $900,000,000; and (B) in the case of any Asset Sale or series of related Asset Sales for total proceeds in excess of $5,000,000, at least 85% of the value of the consideration for such Asset Sale consists of cash, Exchange Assets or Permitted Capital Stock or any combination thereof.

         Section 1.02. Amendment to Section 4.16.  The second sentence of
Section 4.16 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

                 If the Company shall subsequently sell or otherwise transfer all of the Capital Stock of any Guarantor (including but not limited to TTC) held by the Company or shall subsequently sell or transfer or cause to be sold or transferred all or substantially all of the assets of such Guarantor (including but not limited to TTC), the Guarantee required hereby shall be discharged and terminated, and any such Guarantor (including but not limited to TTC) shall be released from any Security Documents to which it is a party, provided that the capital stock or assets, as the case may be, of such Guarantor sold or transferred are released from the Liens of the Security Documents.

         Section 1.03. Amendment to Section 4.17. Section 4.17 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

                       Section 4.17 Restriction on Sale and Issuance of Subsidiary Stock. The Company shall not sell, and shall not permit any of its Subsidiaries to, issue or sell, any shares of Capital Stock of any Subsidiary of the Company to any Person other than the Company or a Wholly Owned Subsidiary of the Company, except that either the Company or TTC may sell Qualified Capital Stock of TTC, provided (i) TTC is not engaged in any business or activity other than that of TTC as of the date hereof, (ii) the Company continues to own Capital Stock of TTC representing (x) at least a majority of the equity interest in TTC and (y) the voting power, under ordinary circumstances, to elect the directors of TTC, and
                 (iii) the Company uses the net proceeds of such sale for one of the purposes specified in the first sentence of Section 4.14, and (B) the Company may sell Qualified Capital Stock of TTC, provided the Company shall be required to comply with the requirements of Section 4.14 in connection with such sale and provided further that the Company concurrently with such sale deposits in the Collateral Account an amount equal to the greater of (x) $846,000,000 and (y) the Release Amount therefor.

         Section 1.04. Amendment to Section 12.15.  The first paragraph of
Section 12.15(a) of the Original Indenture is hereby amended by adding a new sentence immediately following the fourth sentence of such first paragraph, to read as follows:

                 Notwithstanding anything herein to the contrary, if any funds are deposited into the Collateral Account pursuant to Section
                 4.17 (a "Section 4.17 Deposit"), the amount so deposited shall be retained in the Collateral Account until the earlier of (x) consummation of an Offer to Purchase made in accordance with the terms of Section 4.14 following such Section 4.17 Deposit or (y) consummation of a tender offer made by the Company following such Section 4.17 Deposit to purchase all of the outstanding Securities at a price at least equal to the Purchase Price that would be payable therefor if such Securities were then being purchased






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                 pursuant to an Offer to Purchase made in accordance with the terms of Section 4.14. Concurrently with the consummation of such Offer to Purchase or such tender offer, as the case may be, the Company may withdraw such amount of the Section 4.17 Deposit, up to the full amount thereof, and utilize the amount so withdrawn for the purpose of paying the Offer Price related to such Offer to Purchase, or the purchase price related to such tender offer, as the case may be, and any amount not used to consummate such Offer to Purchase or such tender offer, as the case may be, may be withdrawn by the Company and used for general corporate purposes without restriction.

         Section 1.05. Amendment to Section Article XIV. Article XIV of the Original Indenture is hereby amended by adding a new Section immediately following Section 14.14 of the Original Indenture, to read as follows:

                       Section 14.15  TTC No Longer Party Upon Certain
                 Events. Notwithstanding anything herein to the contrary, from and after any sale or transfer of all of the Capital Stock of TTC held by the Company or any sale or transfer of all or substantially all of the assets of TTC, as permitted herein, TTC shall cease to be a party hereto, and no obligations or liabilities shall accrue to TTC hereunder or under any of the Security Documents after TTC so ceases to be a party hereto; provided that the capital stock or assets, as the case may be, of TTC sold or transferred are released from the Liens of the Security Documents.

                                   ARTICLE II

                               GENERAL PROVISIONS

         Section 2.01. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this First Supplemental Indenture. The Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 2.02. Effect of Headings. The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

         Section 2.03. Severability. In case any one or more of the provisions in this First Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

                [THE NEXT-FOLLOWING PAGE IS THE SIGNATURE PAGE]






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         IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of day and year first above written.

                                            TRANSTEXAS GAS CORPORATION



Attest: /s/ TIM MOORE                       By: /s/ ARNOLD H. BRACKENRIDGE
       --------------------------------        ----------------------------
         Tim Moore, Assistant Secretary     Name:   Arnold H. Brackenridge
                                            Title:  President


                                            TRANSTEXAS TRANSMISSION
                                            CORPORATION


Attest: /s/ TIM MOORE                       By: /s/ ARNOLD H. BRACKENRIDGE
       --------------------------------        ----------------------------
         Tim Moore, Assistant Secretary     Name:   Arnold H. Brackenridge
                                            Title:  President

                                            FIRSTAR BANK OF MINNESOTA,
                                            NATIONAL ASSOCIATION, Trustee



                                            By: /s/ FRANK P. LESLIE, III
                                               ----------------------------
                                            Name:   Frank P. Leslie, III
                                            Title:   Vice President